Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

MultiCell Technologies Raises $1.7 Million in Private Placement

LINCOLN, R.I.—July 20, 2006 — MultiCell Technologies Inc. (OTCBB:MCET), a developer of therapeutics for the treatment of degenerative neurological diseases, metabolic and endocrinological disorders, and infectious diseases, announced that on Friday, July 14, 2006, it has raised $1.7 million in gross proceeds in a private placement of 17,000 shares of convertible preferred stock with 10.5 million warrants to purchase common stock.

The shares and warrants were issued in a private placement under Regulation D of the Securities Act of 1933, as amended. The Company has agreed to prepare and file a registration statement covering the resale of the common stock underlying the shares of convertible preferred stock purchased by the investors together with the shares underlying their warrants within 45 days of closing and will use its reasonable best efforts to obtain effectiveness no later than 135 days after the closing.

MultiCell plans to use the proceeds from this investment to fund research and development activities, including moving its MCT 125 multiple sclerosis fatigue drug toward Phase III clinical trials, and for working capital and general corporate purposes.

Stephen Chang, Ph.D., MultiCell’s Chief Executive Officer and President, stated, “We are extremely pleased and appreciative to have received such strong support from both existing and new investors. We are excited about our prospects for advancing development of our MS therapeutics program.”

About MultiCell Technologies, Inc.

MultiCell Technologies, Inc. is a developer of therapeutic products, and a supplier of immortalized human cell lines for drug discovery applications. With its majority-owned subsidiary MultiCell Immunotherapeutics, Inc., MultiCell is working to commercialize new therapeutics for the treatment of degenerative neurological diseases, metabolic and endocrinological disorders, and infectious diseases. MultiCell’s research labs are in Lincoln, R.I. MultiCell Immunotherapeutics is located in San Diego. For more information about MultiCell see http://www.MultiCelltech.com. Information on our website is not part of this press release.

Forward-Looking Statements

Any statements in this press release about MultiCell’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “forecast,” “could,” and “would.” Examples of such forward-looking statements include statements regarding plans to use funds from the financing for general corporate purposes, including moving MultiCell’s multiple sclerosis fatigue drug toward Phase III clinical trials, the ability to accelerate the multiple sclerosis therapeutics program, and the commercialization of new therapeutics. MultiCell bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statements include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize our lead drug candidates as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations. For additional information about risks and uncertainties MultiCell faces, see documents MultiCell files with the SEC, including MultiCell’s report on Form 10-KSB for the fiscal year ended November 30, 2005, and all our quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:

MultiCell Technologies, Inc.

Gerard A. Wills, SVP & CFO

858-200-0583

gwills@multicelltech.com

or

Trilogy Capital Partners (Financial Communications)

Paul Karon

800-592-6067

paul@trilogy-capital.com